Exhibit 99.1
Alkermes Contacts:
For Investors: Rebecca Peterson, (781) 609-6378
For U.S. Media: Jennifer Snyder, (781) 609-6166
For EU Media: Mike Sinclair, +44 20 7318 2955
ALKERMES ANNOUNCES SHAREHOLDER VOTE IN FAVOR OF MERGER WITH ELAN DRUG TECHNOLOGIES
— 99.9% of Votes Cast Were in Favor of Merger —
— Transaction Expected to Close on Sept. 16, 2011 —
WALTHAM, Mass., Sept. 8, 2011 — Alkermes, Inc. (NASDAQ: ALKS) today announced that Alkermes shareholders have approved the merger of Alkermes and Elan Drug Technologies (“EDT”), the profitable drug formulation and manufacturing business unit of Elan Corporation, plc (NYSE: ELN) (“Elan”). Both businesses will be combined under Alkermes plc, a newly formed company domiciled in Ireland. Approximately 99.9% of the votes cast by Alkermes’ shareholders were in favor of adopting the business combination agreement and plan of merger. Alkermes currently anticipates that the business combination will close on Sept. 16, 2011. Following the merger, Alkermes plc will be listed on the NASDAQ stock exchange under Alkermes’ current ticker symbol “ALKS.”
The transaction will result in the establishment of a global biopharmaceutical company that will have diverse, growing revenues from more than 20 commercial products, with near-term growth expected from RISPERDAL® CONSTA®, INVEGA® SUSTENNA®, AMPYRA®, VIVITROL® and BYDUREON™. Alkermes plc is expected to be immediately profitable on a cash earnings basis and generate product, royalty and manufacturing revenues in excess of $450 million annually, leaving the company well-positioned to invest in its CNS-focused pipeline of proprietary and partnered product candidates currently in clinical development.
“The overwhelming shareholder support for this transaction underscores the value that we are creating with this transformative merger,” stated Richard Pops, Chief Executive Officer of Alkermes. “We are excited about the formation of this unique biopharmaceutical company and believe Alkermes plc is well-positioned to deliver significant growth and to develop important new medicines designed to improve patient outcomes.”

About Alkermes

Alkermes, Inc. is a fully integrated biotechnology company committed to developing innovative medicines to improve patients’ lives. Alkermes developed, manufactures and commercializes VIVITROL® for alcohol and opioid dependence and manufactures RISPERDAL®CONSTA® for schizophrenia and bipolar I disorder. Alkermes’ robust pipeline includes extended-release injectable and oral products for the treatment of prevalent, chronic diseases, such as central nervous system disorders, addiction and diabetes. Headquartered in Waltham, Massachusetts, Alkermes has a research facility in Massachusetts and a commercial manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.
Note Regarding Forward-Looking Statements
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements concerning future financial and operating performance, business plans or prospects of Alkermes plc; and the likelihood that the merger with EDT will close and the timing of such closing. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and the company’s business is subject to significant risk and uncertainties and there can be no assurance that its actual results will not differ materially from its expectations.
These risks and uncertainties include among others: the possibility that the merger with EDT will not be completed because of the failure of one or more conditions; the possibility that the anticipated financial, clinical and operational benefits of the proposed merger cannot be fully realized, realized at all, or that such benefits may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Alkermes, Inc. and EDT operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; and the impact of legislative, regulatory, competitive and technological changes. Additional information and other factors are contained in Alkermes’ filings with the Securities and Exchange Commission (the “SEC”), including Alkermes’ Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings, which are available at the SEC’s website at http://www.sec.gov. The information contained in this press release is provided by the company as of the date hereof, and, except as required by law, the company disclaims any intention or responsibility for updating any forward-looking information contained in this press release.
VIVITROL® is a trademark of Alkermes, Inc. RISPERDAL® CONSTA® and INVEGA® SUSTENNA® are trademarks of Janssen Pharmaceuticals, Inc. AMPYRA® is a trademark of Acorda Therapeutics, Inc. BYDUREON™ is a trademark of Amylin Pharmaceuticals, Inc.
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